 DAVIDSON & COMPANY   Chartered Accountants     A Partnership of Incorporated Professionals

March 10, 2003

Office of the Chief Accountant

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC\

USA  20549

Dear Sir and/or Madam:

We have read the statements about our firm included under Item 4 in the Form 8-K dated March 10, 2003 of Lions Gate Investment Limited filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Yours truly,

/s/DAVIDSON & COMPANY

DAVIDSON & COMPANY

Chartered Accountants

cc:  Lions Gate Investment Limited

A Member of SC INTERNATIONAL

1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre, Vancouver, BC, Canada, V7Y 1G6

Telephone (604) 687-0947  Fax (604) 687-6172